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                       AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is made and entered into this ____ day of December, 1998 by and between FINANTRA CAPITAL, INC., a Delaware corporation (the "Company") and ROBERT D. PRESS ("Employee"). (Throughout this agreement the Company and Employee may be referred to collectively as "Parties" for convenience.)

                                  WITNESSETH:

         WHEREAS, the Parties entered into an Employment Agreement on March 1, 1998, and

         WHEREAS, various events have taken place subsequent to the effective date of the Employment Agreement which requires amendments.

         NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. RECITALS: The above and foregoing recitals are true and correct and are incorporated herein.

         2. AMENDMENTS: The amendments to the Employment Agreement between the Parties are as follows:

                  2.1 Term: The term of the agreement is hereby modified to extend same for a period of five (5) years commencing January 1, 1999.

                  2.2 Incentive Stock Options: Paragraph 6D is deleted in its entirety and amended as follows: Commencing in the calendar year, 1999 and each year thereafter during the term of this agreement the Company shall grant to Employee 100,000 stock options in quarterly installments commencing on January l s' and each quarter thereafter at a price equal to 1 10% of fair market value. The options may exercised over a period of sixty (60) months from its date of issuance.

                  2.3 Stock Grants: In addition to the stock grants in years one, two and three. commencing in the calendar year beginning January 1, 2001 the Company shall grant to the Employee common stock in the Company for each quarter of employment completed 25,000 shares of its common stock.

                  2.4 Increases in Compensation: Commencing with the calendar year beginning January 1, 2001 and in each succeeding calendar year thereafter during the Employees' employment with the Company, the Employee's compensation set forth in paragraph 5 shall

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increase beginning January lst of each calendar year by an amount equal to ten percent (10%) of the previous year's compensation.

         3. FORGIVENESS OF DEBT: The Employee and Company acknowledge that as of the date of this amendment the Employee has a loan from the Company in the amount of Sixty Eight Thousand and 00/100 Dollars ($68,000.00). The Company agrees to forgive twenty percent (20%) of said loan in each calendar year during the term of this agreement beginning with the calendar year 1999.

         4. RATIFICATION: That except for the modifications and amendments set forth herein all of the terms and agreements contained in the Employment Agreement between Employee and the Company are hereby ratified and confirmed and are incorporated herein.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ____ day of December, 1998.

                                              FINANTRA CAPITAL, INC.

                                              By:
                                                 ------------------------------
                                                   ROBERT D. PRESS, President


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